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                                                                   EXHIBIT 10.15

                 TELECOMMUNICATIONS FACILITIES LEASING AGREEMENT

                                 BY AND BETWEEN

                      CHINA NETCOM (GROUP) COMPANY LIMITED

                                       AND

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

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                 TELECOMMUNICATION FACILITIES LEASING AGREEMENT

      THIS AGREEMENT is made and entered into on [-], 2004 in Beijing, People's Republic of China ( "PRC") by and between the following parties:

      Party A:                  China Netcom (Group) Company Limited

      Address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, PRC

      Legal representative:     Zhang Chun Jiang

      Party B:                  China Network Communications Group Corporation

      Address:                  No.156, Fuxingmennei Avenue, Xicheng District,
                                Beijing, PRC

      Legal representative:     Zhang Chun Jiang

Whereas:

      (1) Party A is a state-owned enterprise established under the laws of PRC;

      (2) Party B is a company duly incorporated and validly existing under the laws of PRC with limited liability as a wholly foreign-owned enterprise which shall be ultimately held by Party A.

      Party A and Party B hereby agree to the terms and conditions regarding the leasing of the telecommunications facilities as follows:

1.    LEASING OF TELECOMMUNICATIONS FACILITIES

1.1 It is mutually agreed between both parties that Party B (including all of Party B's affiliates, subsidiaries, and other entities under its control, infra.) agrees to lease from Party A (including all of Party A's affiliates, subsidiaries, and other entities under its control, infra.) international telecommunication channel gateways (includes: International Backhaul landing stations, International Ground-Cable entry stations, landing or domestic extension terminals, and Earth-Station in the International satellites network), international telecommunications service gateways (includes: International Network Bureau for Telecommunications, International Telecommunications Network Relay Stations, International Network Bureau for ATM/FR, DDN, and IP), international Submarine Cable capacities, international land cable resources, and international satellite resources

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      ("International Telecommunication Resources") in addition to the inter-provincial optic fibers ("Provincial Optic-Fibers") resources and facilities (collectively referred to as "Telecommunication Resources and Facilities") owned by Party A and located in Beijing, Tianjin, Shangdong, Liaoning, Hebei, Henan, Guangdong, and Shanghai.

2.    FUNDAMENTAL PRINCIPLES

2.1 Party A leases to Party B the Telecommunication Resources and Facilities according to this Agreement as a paid transaction between two enterprises engaging in economic activities. Party A is entitled to demand reasonable charges for the lease of such resources and facilities according to fair and reasonable principles; Party B shall perform its duty in making payments respectively.

2.2 Party A shall offer the leasing of communication resources and facilities to Party B at terms not less favorable to the terms offered to any third parties for the leasing of the same or similar resources and/or facilities.

2.3 Should Party B demand Party A to provide additional resources and/or facilities as detailed in this Agreement, Party A shall use its best endeavor to fulfill the needs of Party B in providing the demanded facilities. The terms offered to Party B in providing such additional resources and/or facilities shall not be less favorable to terms offered to any third parties for the leasing of the same or similar resources and/or facilities.

2.4 Not owing to the fault of Party A, should Party A fails to provide part or all of the resources and/or facilities as detailed in the Agreement, Party A shall inform Party B promptly in writing. Party A shall use its best endeavor to assist Party B in obtaining the same or similar resources and/or facilities by other means.

2.5 The resources and/or facilities to be provided as detailed in this Agreement shall be made in accordance with the agreement of both parties with respect to the usage of resources and/or facilities and also to the compliance of the relevant regulations of the State.

2.6 With regards to related transactions Party A promises to provide the accounting records of Party A and other related parties to the auditors of Party B.

2.7 Should either party breach this Agreement and cause the other party to incur loss, the party in breach shall undertake to compensate to the other party promptly and entirely for the breach of contract (including but not limited to the direct or indirect loss incurred by the other party due to the breach of contract). If the loss to the other party is caused by Force Majeure then the defaulting party shall not incur responsibility.

2.8 When either party to this Agreement performs its duty according to this Agreement, the other party

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      shall give necessary and reasonable assistance to the performing party.

2.9 The Parties hereby confirm that both parties have duties to take necessary actions and measures to ensure that the current aims and specified matters in this Agreement are fulfilled. Both parties also confirm to ensure that with regards to the subsidiaries of the listed or pending-listing China Netcom Group Corporation (Hong Kong) Limited ("Listed Company") the listing regulations regarding the rules regulating the connected transactions are complied with.

3.    ELEMENTARY CONTENT OF THE LEASING OF TELECOMMUNICATION RESOURCES AND
      FACILITIES

3.1 Please refer to Appendix 1 for the scope, type, and quantity of Party B's lease of international telecommunication resources owned by Party A.

3.2 Please refer to Appendix 2 for the scope, type, and quantity of Party B's lease of inter-provincial optic fibers owned by Party A.

3.3 Depending on the actual situation, both Parties can adjust on an annual basis the scope, type, and quantity for the leased international telecommunication resources and inter-provincial optic fiber as detailed in the Appendices.

4.    PARTY B'S DUTIES

4.1 Party B is responsible for its own repairing and incurring the cost of repair according to the regulations and standards for the leased international telecommunication and inter-provincial optics fibers.

4.2 Party B shall use the leased international telecommunication and inter-provincial optics fibers in a reasonable way. Within the duration of this Agreement during the normal leasing of network elements Party B has the right to lease out inter-provincial optics fibers and telecommunication facilities to third parties. The leasing fees concerned shall be set according to the relevant state regulations in accordance with the principles of fairness and reasonableness.

4.3 Should Party B need to terminate the international telecommunication resources and inter-provincial optics fibers due to reasons connected to repair, Party B shall inform Party A in advance within a reasonable time.

5.    QUALITY ASSURANCE

5.1 Party A shall ensure that the quality of the leased Telecommunication Resources and Facilities comply with the standards and regulations of the State.

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5.2   Party B shall ensure that the equipments for connections to the
      Telecommunication Resources and Facilities comply with the quality standard and technological requirements stipulated by the State Regulatory Department.

6.    COSTS AND PAYMENTS

6.1 The lease charges for Party B's leasing of Telecommunication Resources and Facilities shall be equivalent to the annual depreciation cost of such Telecommunication Resources and Facilities. Such cost shall not be higher than the market price.

6.2 Within 3 months after the end of the year both parties shall examine (if necessary) the costs incurred for that year for Telecommunication Resources and Facilities provided according to this Agreement. The discrepancies (if any) shall be adjusted in next year's examination.

6.3 Party B shall pay Party A lease charges on a seasonal basis. Party B shall pay lease charges to Party A before 10th of the last month of each season. Party B shall provide Party A with a detailed list of the lease charges. Party A shall deliver the bill to Party B. Should there be objections from either party, adjustments shall be made in the following season after confirmation from both parties.

6.4 Party B shall pay lease charges according to the above Clause 6.1 & 6.2. Should Party B delays in payment it shall pay a late payment charge to Party A at a rate of 0.05% of the amount due for each day of delay.

7.    TERM

      This Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals. This Agreement shall be effective till June 30, 2007. If Party A wishes to renew this Agreement and notifies Party B with 3 month's notice, this Agreement shall be renewed automatically for another 3 years on the same terms. There are no limits on the number of renewal.

8     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

      Each party represents, warrants and undertakes to the other party that:

      (1) It is an independent legal person existing in accordance with the laws of PRC, and have the power and authority (including but not limited to any approval, consents or permission granted by the government departments to enter into and perform this Agreement);

      (2) No provision in this Agreement violates the constitutive documents or the laws and

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            regulations of China;

      (3) It will use its best endeavors to take all necessary and procure appropriate or advantageous measures to perform this Agreement and to make this Agreement effective in accordance with the law and regulations of China and this Agreement.

9.    FORCE MAJEURE

9.1 In the event of Force Majeure that causes both Parties or either Party to fail completely or partially in performing the obligations under this Agreement, that said Party is not liable for breach of agreement. However, in the event of such an incident, the affected party shall inform the other party by written notice within 15 days after the said incident and provide relevant proof and evidence to the other Party. At the same time, the affected party shall use its best endeavors to minimize the damage caused by the Force Majeure event. The affected Party or both Parties shall resume its obligations under this Agreement once the Force Majeure event has ended within a reasonable time

9.2 The events constituting a Force Majeure relates to events which cannot be reasonably foreseen, avoided, and overcame on an objective basis.

10.   CONFIDENTIALITY

      Unless with written approval by the other party, neither party can announce nor supply or reveal to any third party any information regarding this Agreement or the business information of the other party, with the exception of requests by the legal or governmental departments or any other relevant securities regulatory authorities or for the purpose of the Listing Company seeking listing (and remain as one).

11.   TRANSFER OF RIGHTS AND DUTIES

      Without the written approval of the other party, neither party may transfer any single right and obligation as agreed upon under this Agreement.

12.   NON-WAIVER

      Unless otherwise specified by law, the failure or delay of exercising the right, power or privilege as endowed by this Agreement on the part of any Party cannot be deemed as the waiver of such rights, power or privileges. Besides, the partial exercise of such rights, power or privileges shall not hinder the exercise of such rights, power or privileges of this Party in the future.

13.   NOTICES

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13.1  All notices required to be delivered pursuant to this Agreement shall be in writing and in Chinese, and delivered to the address as stated at the beginning part of this Agreement, or to addresses or facsimile numbers designated by one Party to the other Parties in writing from time to time..

13.2 Any notice above shall be delivered either by hand, registered mail, or facsimile. Any notice shall be deemed to have been delivered at the time of actual receipt if delivered by hand; three days after the date of return receipt if delivered by registered mail; and at the time of transmission if delivered by facsimile.

14.   DISPUTE RESOLUTION

In case of disputes as to the power, interpretation or implementation of this Agreement, both parties shall seek to settle the matters of dispute by friendly negotiation. If the matters of dispute cannot be settled by negotiation within thirty (30) days from the day the matters of dispute arise, either party has the right to resort to litigation at the people's court which has jurisdiction over where Party A situates.

15    MISCELLANEOUS

15.1 Without written confirmation from both parties, no party can change or amend this Agreement. Upon the agreement of both parties, both parties can amend this Agreement or enter into supplementary agreement to this Agreement. The amendments or supplementary agreements of this Agreement shall come into effect once signed by the legal representatives or authorized representatives of both Parties and affixed with their official seals.

15.2 This Agreement is severable, that is, if any provision of this Agreement is held to be void, illegal, void or unenforceable at any time, the effectiveness and performance of other provisions of this Agreement shall not be affected.

15.3 The appendix to this Agreement forms a part to this Agreement; both the Agreement and the appendix to this Agreement have equal legal status.

15.4 This Agreement shall be governed and interpreted in accordance with the laws of PRC.

15.5 This Agreement is made into four (4) duplicate originals. Each party holds two (2) copies, and each copy shall have the same legal binding effect.

      IN WITNESS WHEREOF, the legal representatives or authorized representatives of the both Parties hereto have executed this Agreement as of the date and venue first written above.

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      Signature page:

      CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

      By: __________________________________
      Legal Representative or Authorized Representative

      CHINA NETCOM (GROUP) COMPANY LIMITED

      By: __________________________________
      Legal Representative or Authorized Representative

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                                   APPENDIX I:

                List of telecommunication resources to be leased

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                                  APPENDIX II:

                List of inter-provincial optic fiber to be leased

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